UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2011 (November 9, 2011)

JOHN B. SANFILIPPO & SON, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19681	36-2419677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1703 North Randall Road, Elgin, Illinois 60123-7820

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 289-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”), amends the Current Report on Form 8-K filed on November 10, 2011 (the “Original Report”), by John B. Sanfilippo & Son, Inc. (the “Registrant”). This Amendment should be read in conjunction with the Original Report. This Amendment is being filed to include the votes of the holders of Class A Common Stock only with respect to the matters disclosed below. Except for those matters disclosed below, this Amendment does not otherwise amend, modify or update the disclosures contained in the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(b) The final results of voting for the below matters submitted to a vote of stockholders at the annual meeting of the stockholders of the Registrant are set forth below.

(ii) The Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for the 2012 fiscal year was ratified by the following vote (with Common Stock and Class A Common Stock stockholders voting together):

	For	Against	Abstain	Broker Non-Vote
PricewaterhouseCoopers LLP	33,248,979	22,854	241,612	0

(iii) The advisory vote on executive compensation was approved by the following vote (with Common Stock and Class A Common Stock stockholders voting together):

	For	Against	Abstain	Broker Non-Vote
Advisory vote on executive compensation	30,525,690	496,945	85,561	2,405,249

(iv) The advisory vote on the frequency of the advisory vote on executive compensation was as follows (with Common Stock and Class A Common Stock stockholders voting together):

	1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
Frequency of the advisory vote on executive compensation	30,648,234	68,757	309,087	82,118	2,405,249

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.

Date: November 10, 2011	By:	/s/ Jeffrey T. Sanfilippo
	Name:	Jeffrey T. Sanfilippo
	Title:	Chief Executive Officer